EXHIBIT  23(a)


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
of Motorola, Inc.


We consent to incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Motorola, Inc. of our report dated January 9, 1996, except for Note 6, which is as of February 16, 1996, relating to the consolidated balance sheets of Motorola, Inc. and consolidated subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and our report dated January 9, 1996 related to the financial statement schedule for each of the years in the three-year period ended December 31, 1995, which reports appear in or are incorporated by reference in the annual report on Form 10-K of Motorola, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.



                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP

Chicago, Illinois
August 29, 1996